Exhibit 10.7
RESTRICTED STOCK AWARD AGREEMENT
Cal Dive International, Inc.
2006 Long Term Incentive Plan
This Restricted Stock Award Agreement (the “Agreement”) is made by and between Cal Dive International, Inc. (“Company”) and «Name» (“Employee”) effective as of December 19, 2006 (“Grant Date”), pursuant to the Cal Dive International,, Inc. 2006 Long Term Incentive Plan, (the “Plan”), which is incorporated by reference herein in its entirety.
     WHEREAS, the Company desires to grant to the Employee the shares of equity securities specified herein (the “Shares”), subject to the terms and conditions of the Plan and the terms and conditions of this Agreement; and
     WHEREAS, the Employee desires to have the opportunity to hold Shares subject to the terms and conditions of this Agreement and the Plan;
     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
1. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:
(a)	“Forfeiture Restrictions” shall mean any prohibitions and restrictions set forth herein with respect to the sale or other disposition of Shares issued to the Employee hereunder and the obligation to forfeit and surrender such shares to the Company.

(b)	“Restricted Shares” shall mean the Shares that are subject to the Forfeiture Restrictions under this Agreement.
Capitalized terms not otherwise defined in this Agreement shall have the meanings given to such terms in the Plan.
2. Grant of Restricted Shares. Effective as of the Grant Date, the Company shall cause to be issued in the Employee’s name in book entry form the following Shares as Restricted Shares: «Shares» shares of the Company’s common stock, $.01 par value. The Company shall also cause any shares of Stock or rights to acquire shares of Stock distributed by the Company in respect of Restricted Shares during any Period of Restriction (the “Retained Distributions”), to be issued in the Employee’s name in book entry form. During the Period of Restriction such book entry shall refer to restrictions to the effect that ownership of such Restricted Shares (and any Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and this Agreement. The Employee shall have the right to vote the Restricted Shares awarded to the Employee and to receive and retain all regular dividends paid in cash or property (other than Retained Distributions), and to exercise all other rights, powers and privileges of a holder of Shares, with respect to such Restricted Shares, with the exception that (a) the Employee shall not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Forfeiture Restrictions applicable thereto shall have expired, (b) the Company shall retain custody of all Retained Distributions made or declared with respect to the Restricted Shares (and such Retained Distributions shall be subject to the same restrictions, terms and conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid, or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in separate accounts and (c) the Employee may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the Restricted Shares or any Retained Distributions during the Period of Restriction. In accepting the award of Shares set forth in this Agreement the Employee accepts and agrees to be bound by all the terms and conditions of the Plan and this Agreement.
3. Transfer Restrictions. The Shares granted hereby may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of, to the extent then subject to the Forfeiture Restrictions. Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Agreement shall be void and the Company shall not be bound thereby. Further, the Shares granted hereby that are no longer subject to Forfeiture Restrictions may not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. The Employee also agrees (i) that the Company may refuse to cause the transfer of the Shares to be registered on the applicable stock transfer records if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities law and (ii) that the Company may give related instructions to the transfer agent, if any, to stop registration of the transfer of the Shares.
4. Vesting.
(a)	The Shares that are granted hereby shall be subject to Forfeiture Restrictions. The Forfeiture Restrictions shall lapse as to the Shares that are granted hereby in accordance with the following subparagraphs (i), (ii) and (iii), provided that the Employee’s employment with the Company and its Affiliates has not terminated prior to the lapse date:
(i)	With respect to ___ of the Shares, representing 53% of the total Shares (the “Initial Percentage”), the Forfeiture Restrictions shall lapse in accordance with the following schedule:

Number of Restricted Shares
Lapse Date	as to which Forfeiture Restrictions Lapse
First Anniversary of Grant Date	20% of Initial Percentage
Second Anniversary of Grant Date	40% of Initial Percentage
Third Anniversary of Grant Date	60% of Initial Percentage
Fourth Anniversary of Grant Date	80% of Initial Percentage
Fifth Anniversary of Grant Date	100% of Initial Percentage
Occurrence of a Change in Control	100% of Initial Percentage

(ii)	With respect to the remainder of the Shares, the Forfeiture Restrictions shall lapse with respect to a percentage (each, a “Sale Percentage”) of the Shares, in equal increments over five years commencing on the first anniversary of the date or dates (each, a “Sale Closing Date”) on which the percentage ownership by Helix Energy Solutions Group, Inc. (“Helix”) of the Company’s Common Stock is reduced (whether resulting from a sale by Helix of additional shares of Company Common Stock or an issuance by the Company of shares of its Common Stock to stockholders other than Helix). The Forfeiture Restrictions with respect to any and all remaining Shares shall lapse in equal increments over five years commencing on the first anniversary of the date on which Helix no longer owns 51% or more of the total voting power of the Company’s Common Stock. Notwithstanding the foregoing, upon the occurrence of a Change of Control, the Forfeiture Restrictions shall lapse as to 100% of the Shares.

(iii)	For purposes of this Agreement, the “Sale Percentage” shall be determined by dividing the percentage (expressed as a whole number) of the Company’s Common Stock that is held by stockholders other than Helix on the Sale Closing Date in question by 51, and subtracting from the quotient derived thereby the sum of the Initial Percentage and any prior Sale Percentages (each expressed as a whole number).
By way of example, if upon a Sale Closing Date, the percentage of Common Stock held by stockholders other than Helix is 35%, and there have been no prior Sale Closing Dates, the Sale Percentage shall equal [68.6 (35÷51) less 53], or 15.6%. Thus the Forfeiture Restrictions would commence to lapse with respect to an additional 15.6% of the Shares on the first anniversary of such Sale Closing Date.
If, following the Sale Closing Date in the above example, there occurred another Sale Closing Date as a result of which the percentage of Common Stock held by stockholders other than Helix was 45%, the Sale Percentage would equal [88.2 (45÷51) less [53+15.6]], or 19.6%. Thus the Forfeiture Restrictions would commence with respect to an additional 19.6% of the Shares on the first anniversary of such Sale Closing Date.
If following the above Sale Closing Date there occurred an additional Sale Closing Date, as a result of which, stockholders other than Helix held more than 49% of the outstanding Common Stock, the Forfeiture Restrictions on all remaining Shares would commence to lapse on the first anniversary of the date of such event.

(b)	Except as may otherwise be provided in the Plan, if the Employee’s employment with the Company and all of its Affiliates terminates for any reason prior to the lapse date, including due to the death or disability of the Employee, the Forfeiture Restrictions then applicable to the Restricted Shares shall not lapse and the number of Restricted Shares then subject to the Forfeiture Restrictions shall be forfeited to the Company. Upon the lapse of the Forfeiture Restrictions with respect to Shares granted hereby, the Company shall cause the reference to such restrictions to be removed from the book entry for such Shares, or, if requested by the Employee, shall cause to be delivered to the Employee a stock certificate representing such Shares, and such Shares shall be transferable by the Employee (except to the extent that any proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of applicable securities law). Notwithstanding any other provision of this Agreement, in no event will the Forfeiture Restrictions expire prior to the satisfaction by the Employee of any liability arising under Section 6 of this Agreement.
5. Capital Adjustments and Reorganizations. The existence of the Restricted Shares shall not affect in any way the right or power of the Company or any company the stock of which is awarded pursuant to this Agreement to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.
6. Tax Withholding. To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in income to the Employee for federal, state or local income or employment tax purposes with respect to which the Company has a withholding obligation, the Employee shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations, and, if the Employee fails to do so, the Company is authorized to withhold from the Shares granted hereby or from any cash or stock remuneration then or thereafter payable to the Employee in any capacity any tax required to be withheld by reason of such resulting income.
     The Company shall permit the Employee to satisfy the Employee’s tax obligation that arises at the time of the lapse of restrictions on the Restricted Shares by delivering to the Employee a reduced number of Restricted Shares. In such case, the number of Restricted Shares on which the restrictions are lapsing shall be reduced by that number of Shares equal in value to the minimum statutory federal, state and local withholding tax obligation resulting from such vesting. Although the terms of the Plan permit this withholding procedure only if permitted by the Committee, the right to handle the withholding tax obligation in this manner may not be withdrawn by the Committee, if the Employee is subject to Section 16 of the Exchange Act.
7. Employment Relationship. For purposes of this Agreement, the Employee shall be considered to be in the employment of the Company and its Affiliates as long as the Employee has an employment relationship with the Company and its Affiliates. The Committee shall determine any questions as to whether and when there has been a termination of such employment relationship, and the cause of such termination, under the Plan and the Committee’s determination shall be final and binding on all persons.
8. Section 83(b) Election. The Employee shall not exercise the election permitted under section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Restricted Shares without the written approval of the Chief Financial Officer of the Company. If the Chief Financial Officer of the Company permits the election, the Employee shall timely pay the Company the amount necessary to satisfy the Company’s attendant tax withholding obligations, if any.
9. No Fractional Shares. All provisions of this Agreement concern whole Shares. If the application of any provision hereunder would yield a fractional share, such fractional share shall be rounded down to the next whole share.
10. Not an Employment Agreement. This Agreement is not an employment agreement, and no provision of this Agreement shall be construed or interpreted to create an employment relationship between the Employee and the Company and its Affiliates or guarantee the right to remain employed by the Company and its Affiliates for any specified term.
11. Further Restriction on Transfer. If the Employee is an officer or affiliate of the Company under the Securities Act of 1933, the Employee consents to the placing on the book entry for the Shares of an appropriate note restricting resale or other transfer of the Shares except in accordance with such Act and all applicable rules thereunder.
12. Notices. Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the then current address of the Company’s Principal Corporate Office, and to the Employee at the Employee’s address indicated beneath the Employee’s signature on the execution page of this Agreement, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.
13. Amendment and Waiver. This Agreement may be amended, modified or superseded only by written instrument executed by the Company and the Employee. Only a written instrument executed and delivered by the party waiving compliance hereof shall make any waiver of the terms or conditions. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company other than the Employee. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner effect the right to enforce the same. No waiver by any party of any term or condition, or the breach of any term or condition contained in this

Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.
14. Governing Law and Severability. This Agreement shall be governed by the laws of the State of Texas, without regard to its conflicts of law provisions. The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.
15. Successors and Assigns. Subject to the limitations which this Agreement imposes upon the transferability of the Shares granted hereby, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and to the Employee, the Employee’s permitted assigns, executors, administrators, agents, legal and personal representatives.
16. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.
IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Employee has executed this Agreement, all effective as of the date first above written.

CAL DIVE INTERNATIONAL, INC.

By:

William L. Transier
Chair, Compensation Committee

EMPLOYEE:

«Name»
«Address»
«City_State_Zip»

IRREVOCABLE STOCK POWER
KNOW ALL MEN BY THESE PRESENTS, That the undersigned, For Value Received, has bargained, sold, assigned and transferred and by these presents does bargain, sell, assign and transfer unto Cal Dive International, Inc., a Delaware corporation (the “Company”), the Shares transferred pursuant to the Restricted Stock Award Agreement dated effective December 19, 2006, between the Company and the undersigned; and subject to and in accordance with such Restricted Stock Award Agreement the undersigned does hereby constitute and appoint the Secretary of the Company the undersigned’s true and lawful attorney, IRREVOCABLY, to sell assign, transfer, hypothecate, pledge and make over all or any part of such Shares and for that purpose to make and execute all necessary acts of assignment and transfer thereof, and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or his substitutes shall lawfully do by virtue hereof.
IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Stock Power effective the 19th day of December, 2006.

«Name»